SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: October 20, 2010

XSUNX, INC.
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(Exact name of registrant as specified in its charter)

Colorado	000-29621	84-1384159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Enterprise, Aliso Viejo, CA 92656
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(New address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (949) 330-8060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 19, 2010, XsunX, Inc., a Colorado corporation (the “Company”) released news (the “Press Release”) providing progress information of the Company’s efforts to develop a new hybrid manufacturing technology for the mass production of Copper Indium Gallium (di) Selenide (CIGS) thin film solar cells. The Press Release provides information regarding the Company’s successful fabrication of thin-film CIGS cells based upon the Company’s CIGSolar technology that surpass 14 fourteen percent (14%+) conversion efficiency.  A copy of the Press Release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference into this Item 8.01.

On October 20, 2010, the Chief Executive Office for XsunX, Inc., a Colorado corporation (the “Company”) was interviewed by Stock Hideout, a discussion forum, and answered questions related to the Company’s plans and efforts to develop and market a new hybrid manufacturing technology for the mass production of Copper Indium Gallium (di) Selenide (CIGS) thin film solar cells. The Company’s response to the interview questions provides a comparative summary outline of the Company’s CIGSolar technology to other CIGS technologies, product goals, and business development objectives. A copy of the questions and answers is attached hereto as Exhibit 99.2 and is hereby incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibit

EXHIBIT NO.	DESCRIPTION	LOCATION
99.1	XsunX Press Release, dated October 19, 2010	Provided herewith
99.2	Interview Questions and Answers, dated October 20, 2010	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XSUNX, INC.

Date: October 20, 2010	By:	/s/ Tom Djokovich
Tom Djokovich
Title: CEO/Secretary

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